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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2020

REGISTRATION NOS. 333-249132, 333-249132-01, 333-249132-02,
333-249134, 333-249134-01, 333-249134-02, 333-249134-03

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM F-10 and FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Form F-10
 Brookfield Asset Management Inc.
Brookfield Finance Inc.
Brookfield Finance II Inc.
(Exact name of each Registrant as specified in its charter)

Ontario (Province or other Jurisdiction of Incorporation or Organization)	6512 (Primary Standard Industrial Classification Code Number, if applicable)	Not Applicable (I.R.S. Employer Identification Number, if applicable)

Brookfield Place, 181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario M5J 2T3
(416) 363-9491
(Address and telephone number of Registrants' principal executive offices)

Form F-3

Brookfield Finance LLC Brookfield Finance II LLC (Exact name of each Registrant as specified in its charter)	Brookfield Finance (Australia) Pty Ltd (Exact name of Registrant as specified in its charter)	Brookfield Finance I (UK) plc (Exact name of Registrant as specified in its charter)
Delaware (State or other Jurisdiction of Incorporation or Organization)	Australia (State or other Jurisdiction of Incorporation or Organization)	England and Wales (State or other Jurisdiction of Incorporation or Organization)
Not Applicable (I.R.S. Employer Identification Number, if applicable)	Not Applicable (I.R.S. Employer Identification Number, if applicable)	Not Applicable (I.R.S. Employer Identification Number, if applicable)
Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000 (Address and telephone number of Registrants' principal executive offices)	Level 22, 135 King Street, Sydney, NSW, Australia 2000-1023 +61-2-9158-5100 (Address and telephone number of Registrant's principal executive offices)	Level 25, One Canada Square London, United Kingdom, E14 5AA +44-20-7659-3500 (Address and telephone number of Registrant's principal executive offices)

Brookfield Asset Management LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281-1023
(212) 417-7000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Torys LLP
1114 Avenue of the Americas, Fl. 23
New York, New York 10036
Attention: Mile T. Kurta
(212) 880-6000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

Form F-10
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check appropriate box below).
1.	☐	Pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
2.	☐	Pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .
3.	☒	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	After the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

Form F-3

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(5)

Debt Securities of Brookfield Asset Management Inc.

Guarantees by Brookfield Asset Management Inc.(1)

Class A Preference Shares

Class A Limited Voting Shares

Debt Securities of Brookfield Finance Inc.

Debt Securities of Brookfield Finance II Inc.

Debt Securities of Brookfield Finance LLC

Debt Securities of Brookfield Finance (Australia) Pty Ltd

Debt Securities of Brookfield Finance I (UK) plc

Preferred Shares representing limited liability company interests of Brookfield Finance II LLC

Total	US$3,500,000,000	US$3,500,000,000	US$454,300

1)
This Registration Statement is registering (i) guarantees of debt securities of Brookfield Finance Inc., Brookfield Finance II Inc., Brookfield Finance LLC, Brookfield Finance (Australia) Pty Ltd and Brookfield Finance I (UK) plc by Brookfield Asset Management Inc and (ii) guarantees of preferred shares representing limited liability company interests of Brookfield Finance II LLC by Brookfield Asset Management Inc. The guarantees to be issued by Brookfield Asset Management Inc. being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

2)
There are being registered under this Registration Statement such indeterminate number of securities of the registrants as shall have an aggregate initial offering price not to exceed US$3,500,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by each registrant in connection with the sale of the securities under this Registration Statement.

3)
In United States dollars or the equivalent thereof in Canadian dollars.

4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

5)
Previously paid.

          The Registrants hereby amend the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

Base Shelf Prospectus

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, Telephone: (416) 363-9491, and are also available electronically at the Canadian Securities Administrators' Website at www.sedar.com.

New Issue	October 6, 2020

SHORT FORM BASE SHELF PROSPECTUS

US$3,500,000,000

BROOKFIELD ASSET
MANAGEMENT INC.

Debt Securities
Class A Preference Shares
Class A Limited Voting Shares

BROOKFIELD FINANCE INC.	BROOKFIELD FINANCE II INC.	BROOKFIELD FINANCE LLC
Debt Securities	Debt Securities	Debt Securities
BROOKFIELD FINANCE II LLC	BROOKFIELD FINANCE (AUSTRALIA) PTY LTD	BROOKFIELD FINANCE I (UK) PLC
Preferred Shares (representing limited liability company interests)	Debt Securities	Debt Securities

During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this "Prospectus"), remains effective, (i) each of Brookfield Asset Management Inc. (the "Company" or "BAM"), Brookfield Finance Inc. ("BFI"), Brookfield Finance LLC (the "US LLC Issuer"), Brookfield Finance II Inc. ("BFI II"), Brookfield Finance (Australia) Pty Ltd (the "AUS Issuer") and Brookfield Finance I (UK) PLC (the "UK Issuer," and together with BFI, the US LLC Issuer, BFI II and the AUS Issuer, the "Finance Debt Issuers") may from time to time offer and issue senior or subordinated, as applicable, unsecured debt securities (the "BAM Debt Securities", "BFI Debt Securities", "US LLC Debt Securities", "BFI II Debt Securities", "AUS Issuer Debt Securities" and "UK Issuer Debt Securities" respectively, and collectively the "Debt Securities"), (ii) the Company may from time to time offer and issue Class A Preference Shares (the "BAM Preference Shares") and Class A Limited Voting Shares (the "Class A Shares") and (iii) Brookfield Finance II LLC (the "US Pref Issuer") (collectively with BAM, BFI, the US LLC Issuer, BFI II, the AUS Issuer and the UK Issuer, the "Issuers" and each an "Issuer") may from time to time offer and issue preferred shares representing limited liability company interests (the "US Preferred Shares", and together with the BAM Preference Shares, the "Preference Securities", and the Preference Securities, Class A Shares and Debt Securities collectively referred to herein as the "Securities"). Each of the BFI Debt Securities, US LLC Debt Securities, BFI II Debt Securities, AUS Issuer Debt Securities and UK Issuer Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Company, and the US Preferred Shares will be fully and unconditionally guaranteed as to the payment of distributions when due, the payment of amounts due on redemption, and the payment of amounts due on the liquidation, dissolution or winding-up of the US Pref Issuer, in each case by the Company.

The Company, BFI and BFI II are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with the Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement (as defined below). Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company, BFI, BFI II, the AUS Issuer and the UK Issuer are incorporated or organized under the laws of a foreign jurisdiction outside of the United States and that some or all of their officers and directors may be residents of a foreign jurisdiction outside of the United States, that some or all of the underwriters or experts named or to be named in the registration statement may be residents of a foreign jurisdiction outside of the United States and that all or a substantial portion of the assets of the Issuers and such persons may be located outside the United States.

See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors" beginning on pages iii and 2 for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Collectively, the Issuers may offer and issue Securities either separately or together, in one or more offerings in an aggregate principal amount of up to US$3,500,000,000 (or the equivalent in other currencies or currency units). Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Issuer or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any exchange or conversion terms and any other specific terms, (ii) in the case of the BAM Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms, (iii) in the case of Class A Shares, the number of shares offered, the issue price and any other specific terms, and (iv) in the case of the US Preferred Shares, the designation of the particular class, series, aggregate principal amount, the number of shares representing limited liability company interests offered, the issue price, the distribution rate, the distribution payment dates, any terms for redemption at the option of the US Pref Issuer or the holder, any exchange or conversion terms and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The Issuers have filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that they will not distribute, under this Prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the Prospectus Supplement, pertaining to the distribution of such Securities, with the applicable regulator.

The Company's, BFI's and BFI II's head and registered offices are at Suite 300, Brookfield Place, 181 Bay Street, P.O. Box 762, Toronto, Ontario, M5J 2T3. The US LLC Issuer's and the US Pref Issuer's head and registered office is at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023. The AUS Issuer's registered and head office is Level 22, 135 King Street, Sydney, NSW, Australia 2000. The UK Issuer's registered and head office is Level 25 One Canada Square, London, United Kingdom, E14 5AA.

The Issuers may sell the Securities to or through underwriters or dealers or directly to investors or through agents. The Prospectus Supplement relating to each series of offered Securities will identify each person who may be deemed to be an underwriter or agent with respect to such series and will set forth the terms of the offering of such series, including, to the extent applicable, the initial public offering price, the proceeds to the applicable Issuer, the underwriting commissions or agent commissions, as applicable, and any other concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the related Prospectus Supplement.

In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

The outstanding BAM Preference Shares, Series 2, Series 4, Series 8, Series 9, Series 13, Series 17, Series 18, Series 24, Series 25, Series 26, Series 28, Series 30, Series 32, Series 34, Series 36, Series 37, Series 38, Series 40, Series 42, Series 44, Series 46 and Series 48 are listed on the Toronto Stock Exchange. The outstanding Class A Shares are listed for trading on the New York and Toronto stock exchanges.

The US LLC Issuer, the US Pref Issuer, the AUS Issuer, the UK Issuer, certain directors of each of the Company, the AUS Issuer and the UK Issuer and certain managers of the US LLC Issuer and the US Pref Issuer (collectively, the "Non-Residents") are incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or reside outside of Canada, as applicable. Although each of the Non-Residents has appointed the Company, Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, as its agent for service of process in Ontario, it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or resides outside of Canada, even if the Non-Resident has appointed an agent for service of process. See "Agent for Service of Process".

There is no market through which the Debt Securities or the Preference Securities may be sold and purchasers may not be able to resell Debt Securities or Preference Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities or the Preference Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or the Preference Securities, and the extent of issuer regulation. See "Risk Factors".

        In this Prospectus, unless the context otherwise indicates, references to the "Company" refer to Brookfield Asset Management Inc. and references to "we", "us", "our" and "Brookfield" refer to the Company and its direct and indirect subsidiaries including BFI, the US LLC Issuer, BFI II, the AUS Issuer, the UK Issuer and the US Pref Issuer. All dollar amounts set forth in this Prospectus and any Prospectus Supplement are in U.S. dollars, except where otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada, and filed with, or furnished to, the Commission, are specifically incorporated by reference in this Prospectus:

  (a)    the Company's annual information form for the financial year ended December 31, 2019, filed on SEDAR on March 26, 2020 (the "AIF");

  (b)    the Company's audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2019 and 2018, together with the accompanying auditor's report thereon;

  (c)    the management's discussion and analysis for the audited comparative consolidated financial statements referred to in paragraph (b) above (the "MD&A");

  (d)    the Company's unaudited comparative interim consolidated financial statements for the three and six months ended June 30, 2020 and 2019;

i

  (e)    the management's discussion and analysis for the unaudited comparative interim consolidated financial statements referred to in paragraph (d) above (the "Interim MD&A"); and

  (f)    the Company's management information circular filed on SEDAR on May 13, 2020.

        Any documents of the Company, and if applicable, the Finance Debt Issuers and the US Pref Issuer, of the type described in item 11.1 of Form 44-101F1 — Short Form Prospectus, and any "template version" of "marketing materials" (each as defined in National Instrument 41-101 — General Prospectus Requirements ("NI 41-101")), that are required to be filed by the Company, and if applicable, the Finance Debt Issuers and the US Pref Issuer with the applicable securities regulatory authorities in Canada, after the date of this Prospectus and prior to the termination of the applicable offering of Securities shall be deemed to be incorporated by reference into this Prospectus. Each annual report on Form 40-F filed by the Company will be incorporated by reference into this Prospectus and the U.S. registration statement on Forms F-10 and F-3 of which it forms a part (the "Registration Statement"). In addition, any report on Form 6-K filed by the Company with the Commission after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the Registration Statement if and to the extent expressly provided in such report. The Company's reports on Form 6-K and its annual report on Form 40-F are available at the Commission's website at www.sec.gov.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon a new annual information form and new interim or annual financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous interim or annual financial statements and all material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular in connection with an annual meeting being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities covered by that Prospectus Supplement.

        Prospective investors should rely only on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement and on the other information included in the Registration Statement relating to the Securities and of which this Prospectus is a part. The Issuers have not authorized anyone to provide different or additional information.

        Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 telephone: (416) 363-9491, and are also available electronically on System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

 AVAILABLE INFORMATION

        The Issuers have filed the Registration Statement with the Commission under the United States Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

        The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Commission maintains an Internet site (http://www.sec.gov) that makes available reports and other information that the Company files or furnishes electronically with it. The Company's Internet site can be found at http://bam.brookfield.com. The information on our website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to our website in this Prospectus is an inactive textual reference only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This Prospectus and the documents incorporated by reference herein contain forward-looking information and other "forward-looking statements" within the meaning of Canadian and United States securities laws, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, including, but not limited to, statements that reflect management's expectations regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of Brookfield, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods.

        The words "expects," "likely", "anticipates," "plans," "believes," "estimates," "seeks," "intends," "targets," "projects," "forecasts" or negative versions thereof and other similar expressions, or future or conditional verbs such as "may," "will," "should," "would" and "could", which are predictions of or indicate future events, trends or prospects, and which do not relate to historical matters, identify forward-looking statements. Although Brookfield believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond Brookfield's control, including the ongoing and developing novel coronavirus pandemic ("COVID-19") and the global economic shutdown, which may cause the actual results, performance or achievements of Brookfield to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

        Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: investment returns that are lower than target; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business or may do business, including as a result of COVID-19 and the global economic shutdown; changes in government regulation and legislation within the countries in which we operate and our failure to comply with regulatory requirements; governmental investigations; the behaviour of financial markets, including fluctuations in interest and foreign exchange rates; the ability to transfer financial commitments entered into in support of our asset management franchise; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; strategic actions including dispositions; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; the ability to appropriately manage human capital; changes in tax laws; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the introduction, withdrawal, success and timing of business initiatives and strategies; the failure of effective disclosure controls and procedures and internal controls over financial reporting; the effect of applying future accounting changes; business competition; operational and reputational risks; health, safety and environmental risks; technological change; catastrophic events, such as earthquakes, hurricanes, and pandemics/epidemics, including COVID-19; the failure of our information technology systems; litigation; the possible impact of international conflicts and other developments including terrorist acts and cyberterrorism; the maintenance of adequate insurance coverage; the ability to collect amounts owed; the existence of information barriers between certain businesses within our asset management operations; risks specific to our business segments, including our real estate, renewable power, infrastructure, private equity, credit and residential development activities; and other risks and factors detailed in this Prospectus under the heading "Risk Factors" as well as in the AIF under the heading "Business Environment and Risks" and the MD&A under the heading "Part 6 — Business Environment and Risks" and the risks included in the Interim MD&A, each incorporated by reference in this Prospectus, as well as in other documents filed by the Issuers from time to time with the securities regulators in Canada and the United States.

        We caution that the foregoing list of important factors that may affect future results is not exhaustive. Nonetheless, all of the forward-looking statements contained in this Prospectus or in documents incorporated by reference herein are qualified by these cautionary statements. When relying on our forward-looking statements, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

SUMMARY

The Company

        The Company is a global alternative asset manager with approximately US$550 billion in assets under management across real estate, infrastructure, renewable power, private equity and credit. Brookfield offers a range of public and private investment products and services which leverage its expertise and experience. The Company's Class A Shares are co-listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbols "BAM" and "BAM.A", respectively.

Brookfield Finance Inc.

        BFI was incorporated on March 31, 2015 under the Business Corporations Act (Ontario) and is an indirect 100% owned subsidiary of the Company. BFI has issued or become an obligor under approximately US$4.9 billion of unsecured debt securities (the "Existing Debt Securities") as of the date hereof. The Existing Debt Securities are fully and unconditionally guaranteed by the Company.

Brookfield Finance LLC

        The US LLC Issuer was formed on February 6, 2017 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of the Company. The US LLC Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the issuance of US LLC Debt Securities and the investments it makes with the net proceeds of such US LLC Debt Securities. Any debt securities issued by the US LLC Issuer are fully and unconditionally guaranteed by the Company. On March 10, 2017, the US LLC Issuer issued US$750 million of 4.00% notes due in 2024 (the "2024 Notes"). On December 31, 2018, as part of an internal reorganization, the 2024 Notes were transferred to BFI. On February 21, 2020, the US LLC Issuer issued US$600 million of 3.50% notes due in 2050.

BFI II

        BFI II was incorporated on September 24, 2020 under the Business Corporations Act (Ontario) and is a direct 100% owned subsidiary of the Company. BFI II has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The AUS Issuer

        The AUS Issuer was incorporated on September 24, 2020 under the Corporations Act 2001 (Commonwealth of Australia) and is an indirect 100% owned subsidiary of the Company. The AUS Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The UK Issuer

        The UK Issuer was incorporated on September 25, 2020 under the UK Companies Act 2006 and is an indirect 100% owned subsidiary of the Company. The registered number of the UK Issuer is 12904555. The UK Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The US Pref Issuer

        The US Pref Issuer was formed on September 24, 2020 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of the Company. The US Pref Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

 The Offering

        The Securities described herein may be offered from time to time in one or more offerings utilizing a "shelf" process under Canadian and U.S. securities laws. Under this shelf process, this Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "Available Information."

RISK FACTORS

        An investment in the Securities is subject to a number of risks. Before deciding whether to invest in the Securities, investors should consider carefully the risks described in the relevant Prospectus Supplement and the information incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference). Specific reference is made to the section entitled "Part 6 — Business Environment and Risks" in the MD&A, the section entitled "Business Environment and Risks" in the AIF and the risks included in the Interim MD&A, each of which is incorporated by reference in this Prospectus.

        For further details concerning the impact of COVID-19 on the Company, please see "Part 6 — Business Environment and Risks" in the MD&A and the discussion included in the sections entitled "Part 2 — Review of Consolidated Financial Results — Overview" and "Part 5 — Accounting Policies and Internal Controls — Accounting Policies, Estimates and Judgements — COVID-19" in the Interim MD&A. The Company continues to closely monitor developments associated with COVID-19 and the related global impact. No new material facts in relation to the Company with regard to COVID-19 have occurred since the date of the Interim MD&A.

CONSOLIDATING SUMMARY FINANCIAL INFORMATION AND SUPPLEMENTAL INFORMATION

        The following consolidating summary financial information is provided in compliance with the requirements of item 13.2 of National Instrument 44-101F1 — Short Form Prospectus.

        The tables below present summarized financial information for the years ended December 31, 2019 and 2018 and the three and six months ended June 30, 2020 and 2019 for (i) the Company, (ii) BFI, (iii) the US LLC Issuer, (iv) BFI II, (v) the AUS Issuer, (vi) the UK Issuer, (vii) the US Pref Issuer, (viii) the Company's subsidiaries, other than the Finance Debt Issuers and the US Pref Issuer, on a combined basis, (ix) consolidating adjustments, and (x) the Company and all of its subsidiaries on a consolidated basis, in each case for the periods indicated. Such summary financial information is intended to provide investors with meaningful and comparable financial information about the Company and its subsidiaries. This summarized financial information should be read in conjunction with the Company's audited consolidated financial statements as of December 31, 2019 and 2018 and the Company's unaudited interim condensed and consolidated financial statements as at and for the three and six months ended June 30, 2020 and for the three and six months ended June 30, 2019 which are incorporated by reference into this Prospectus.

AS AT AND FOR THE THREE MONTHS ENDED JUN. 30, 2020 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$(8)	$138	$8	$—	$—	$—	$—	$13,943	$(1,252)	$12,829
Net (loss) income attributable to shareholders	(656)	87	—	—	—	—	—	667	(754)	(656)
Total assets	68,118	6,109	600	—	—	—	—	330,774	(89,166)	316,435
Total liabilities	36,048	4,611	596	—	—	—	—	196,896	(32,782)	205,369

AS AT DEC. 31, 2019 AND FOR THE THREE MONTHS ENDED JUN. 30, 2019 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuers(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$—	$38	$—	$—	$—	$—	$—	$18,179	$(1,293)	$16,924
Net (loss) income attributable to shareholders	399	30	—	—	—	—	—	641	(671)	399
Total assets	70,976	5,389	—	—	—	—	—	335,218	(87,614)	323,969
Total liabilities	35,963	3,994	—	—	—	—	—	197,825	(30,659)	207,123

FOR THE SIX MONTHS ENDED JUN. 30, 2020 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$430	$176	$12	$—	$—	$—	$—	$32,015	$(3,218)	$29,415
Net (loss) income attributable to shareholders	(949)	82	—	—	—	—	—	2,090	(2,172)	(949)

FOR THE SIX MONTHS ENDED JUN. 30, 2019 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$(21)	$72	$—	$—	$—	$—	$—	$35,358	$(3,277)	$32,132
Net (loss) income attributable to shareholders	1,014	34	—	—	—	—	—	1,985	(2,019)	1,014

AS AT AND FOR THE YEAR ENDED DEC 31, 2019 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$104	$148	$—	$—	$—	$—	$—	$73,415	$(5,841)	$67,826
Net (loss) income attributable to shareholders	2,807	40	—	—	—	—	—	3,578	(3,618)	2,807
Total assets	70,976	5,389	—	—	—	—	—	335,218	(87,614)	323,969
Total liabilities	35,963	3,994	—	—	—	—	—	197,825	(30,659)	207,123

AS AT AND FOR THE YEAR ENDED DEC 31, 2018 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$810	$43	$53	$—	$—	$—	$—	$63,147	$(7,282)	$56,771
Net (loss) income attributable to shareholders	3,584	(46)	(1)	—	—	—	—	4,651	(4,604)	3,584
Total assets	59,105	4,330	13	—	—	—	—	274,830	(81,997)	256,281
Total liabilities	29,290	2,909	6	—	—	—	—	156,656	(29,730)	159,131

(1)
This column accounts for investments in all subsidiaries of the Company under the equity method.

(2)
This column accounts for investments in all subsidiaries of the Company other than the Finance Debt Issuers and the US Pref Issers, on a combined basis.

(3)
This column includes the necessary amounts to present the Company on a consolidated basis.

        The Company has elected to comply with Rule 13-01 of Regulation S-X, as adopted by the Commission on March 2, 2020 and set forth in SEC Release No. 33-10762 (the "Adopting Release") in advance of the effective date of January 4, 2021. As permitted by the Adopting Release, the Company is omitting financial disclosures with respect to the US LLC Issuer, the AUS Issuer, the UK Issuer and the US Pref Issuer because such subsidiaries have no significant assets or liabilities, no subsidiaries, no ongoing business operations of their own, are direct or indirect wholly-owned subsidiaries of the Company, and the Company will fully and unconditionally guarantee the debt or preferred securities issued by each such finance subsidiary issuer. Please see "Description of Debt Securities — General" and "Description of the US Pref Issuer Preferred Shares — Guarantee" for additional information about the guarantees.

USE OF PROCEEDS

        Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of Securities by the Issuers will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STRUCTURE OF THE ISSUERS

        The Company's authorized share capital consists of an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, an unlimited number of preference shares designated as Class AA Preference Shares, issuable in series, an unlimited number of Class A Shares, and 85,120 Class B Limited Voting Shares ("Class B Shares"). As of the date of this Prospectus, the Company had 10,457,685 Class A Preference Shares, Series 2; 3,995,910 Class A Preference Shares, Series 4; 2,476,185 Class A Preference Shares, Series 8; 5,515,981 Class A Preference Shares, Series 9; 9,640,096 Class A Preference Shares, Series 13; 2,000,000 Class A Preference Shares, Series 15; 7,840,204 Class A Preference Shares, Series 17; 7,866,749 Class A Preference Shares, Series 18; 9,278,894 Class A Preference Shares, Series 24; 1,529,133 Class A Preference Shares, Series 25; 9,770,928 Class A Preference Shares, Series 26; 9,233,927 Class A Preference Shares, Series 28; 9,787,090 Class A Preference Shares, Series 30; 11,750,299 Class A Preference Shares, Series 32; 9,876,735 Class A Preference Shares, Series 34; 7,842,909 Class A Preference Shares, Series 36; 7,830,091 Class A Preference Shares, Series 37; 7,906,132 Class A Preference Shares, Series 38; 11,841,025 Class A Preference Shares, Series 40; 11,887,500 Class A Preference Shares, Series 42; 9,831,929 Class A Preference Shares, Series 44; 11,740,797 Class A Preference Shares, Series 46; 11,885,972 Class A Preference Shares, Series 48; 1,575,004,153 Class A Shares; and 85,120 Class B Shares issued and outstanding.

        BFI's authorized share capital consists of an unlimited number of common shares, an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, and an unlimited number of preference shares designated as Class B Preference Shares, issuable in series. As of the date of this Prospectus, BFI had 389,181 common shares; 6,400,000 Class A Preference Shares, Series 1; and 54,262,400 Class B Preference Shares, Series 1 issued and outstanding.

        The US LLC Issuer's authorized share capital consists of an unlimited number of common shares representing limited liability company interests. As of the date of this Prospectus, 101 common shares of the US LLC Issuer are issued and outstanding.

        BFI II's authorized share capital consists of an unlimited number of common shares. As of the date of this Prospectus, 100 common shares of BFI II are issued and outstanding.

        The AUS Issuer's authorized share capital consists of an unlimited number of ordinary shares. As of the date of this Prospectus, 10 ordinary shares of the AUS Issuer are issued and outstanding.

        The UK Issuer's share capital consists of ordinary shares. As of the date of this Prospectus, 50,000 ordinary shares of the UK Issuer are issued and outstanding.

        The US Pref Issuer's authorized share capital consists of an unlimited number of common shares and preferred shares representing limited liability company interests. As of the date of this Prospectus, 100 common shares representing limited liability company interests of the US Pref Issuer are issued and outstanding.

DESCRIPTION OF THE BAM PREFERENCE SHARES

        The following description sets forth certain general terms and provisions of the BAM Preference Shares. The particular terms and provisions of a series of BAM Preference Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Series

        The BAM Preference Shares may be issued from time to time in one or more series. The board of directors of the Company will fix the number of shares in each series and the provisions attached to each series before issue.

Priority

        The BAM Preference Shares rank senior to the Class AA Preference Shares, the Class A Shares, the Class B Shares and other shares ranking junior to the BAM Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. Each series of BAM Preference Shares ranks on a parity with every other series of BAM Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

Shareholder Approvals

        The Company shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the BAM Preference Shares as a class or create preference shares ranking in priority to or on parity with the BAM Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the BAM Preference Shares duly called for that purpose, in accordance with the provisions of the articles of the Company. Each holder of BAM Preference Shares entitled to vote at a class meeting of holders of BAM Preference Shares, or at a joint meeting of the holders of two or more series of BAM Preference Shares, has one vote in respect of each C$25.00 of the issue price of each BAM Preference Share held by such holder.

 DESCRIPTION OF THE CLASS A SHARES

        The following description sets forth certain general terms and provisions of the Class A Shares. The particular terms and provisions of Class A Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Dividend Rights and Rights Upon Dissolution or Winding-Up

        The Class A Shares rank on parity with the Class B Shares and rank after the BAM Preference Shares, the Class AA Preference Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of dividends (if, as and when declared by the board of directors of the Company) and return of capital on the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

Voting Rights

        Except as set out below under "— Election of Directors", each holder of a Class A Share and Class B Shares is entitled to notice of, and to attend and vote at, all meetings of the Company's shareholders (except meetings at which only holders of another specified class or series of shares are entitled to vote) and is entitled to cast one vote per share held, which results in the Class A Shares and Class B Shares each controlling 50% of the aggregate voting rights of the Company. Subject to applicable law and in addition to any other required shareholder approvals, all matters approved by shareholders (other than the election of directors), must be approved by: (i) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class A Shares who vote in respect of the resolution or special resolution, as the case may be, and (ii) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class B Shares who vote in respect of the resolution or special resolution, as the case may be.

Election of Directors

        In the election of directors, holders of Class A Shares, together, in certain circumstances, with the holders of certain series of BAM Preference Shares, are entitled to elect one-half of the board of directors of the Company, provided that if the holders of BAM Preference Shares, Series 2 become entitled to elect two or three directors, as the case may be, the numbers of directors to be elected by holders of Class A Shares, together, in certain circumstances with the holders of BAM Preference Shares, shall be reduced by the number of directors to be elected by holders of BAM Preference Shares, Series 2. Holders of Class B Shares are entitled to elect the other one-half of the board of directors of the Company.

        Each holder of Class A Shares has the right to cast a number of votes equal to the number of Class A Shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder of Class A Shares in the election of directors. A holder of Class A Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder of Class A Shares sees fit. Where a holder of Class A Shares has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder of Class A Shares will be deemed to have divided the holder's votes equally among the candidates for whom the holder of Class A Shares voted.

DESCRIPTION OF THE US PREF ISSUER PREFERRED SHARES

        The US Pref Issuer's limited liability company agreement authorizes its board of managers to establish one or more series of US Preferred Shares representing limited liability company interests of the US Pref Issuer. The US Pref Issuer's board of managers is able to determine, with respect to any series of US Preferred Shares, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of preferred shares representing limited liability company interests of the series;

  •
  whether distributions, if any, will be cumulative or non-cumulative and the distribution rate of the series;

  •
  the dates at which distributions, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for preferred shares representing limited liability company interests of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares representing limited liability company interests of the series;

  •
  the amounts payable on preferred shares representing limited liability company interests of the series in the event of our liquidation or dissolution;

  •
  whether the preferred shares representing limited liability company interests of the series will be convertible into or exchangeable for interests of any other class or series or any other security of our company or any other entity;

  •
  restrictions on the issuance of preferred shares representing limited liability company interests of the series or of any shares representing limited liability company interests of any other class or series; and

  •
  the voting rights, if any, of the holders of the preferred shares representing limited liability interests of the series.

Guarantee

        All US Preferred Shares issued by the US Pref Issuer will be fully and unconditionally guaranteed by the Company. Set forth below is a summary of information concerning the preferred share guarantees that the Company will execute and deliver for the benefit of the holders of any series of preferred shares representing limited liability company interests offered by the US Pref Issuer. A prospectus supplement will contain more specific information about the terms of the preferred share guarantee.

        Pursuant to each preferred share guarantee, the Company will agree to pay in full, to the holders of US Preferred Shares issued by the US Pref Issuer, the guarantee payments, except to the extent paid by the US Pref Issuer, as and when due, regardless of any defense, right of set-off or counterclaim which the US Pref Issuer may have or assert. The following payments, without duplication, with respect to US Preferred Shares, to the extent not paid by the US Pref Issuer, will be subject to the preferred share guarantee:

  •
  any accumulated and unpaid distributions (as described in the applicable share designation) that have been declared by the board of managers of the US Pref Issuer to be paid on the US Preferred Shares out of funds legally available for such distributions;

  •
  any redemption price (as described in the applicable share designation), plus all accrued and unpaid distributions to the date of redemption with respect to any US Preferred Shares called for redemption by the US Pref Issuer or otherwise required to be redeemed by the terms of the applicable share designation; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the US Pref Issuer, the aggregate stated liquidation preference and all accumulated and unpaid distributions, whether or not declared, without regard to whether the US Pref Issuer has sufficient assets to make full payment as required on liquidation.

        The Company's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of US Preferred Shares or by causing the US Pref Issuer to pay the amounts to the holders. Each preferred share guarantee will be subordinated to all of the debt of the Company that is not stated to be pari passu or subordinate to the guarantees and will rank senior to the Class A Shares.

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

        The BAM Debt Securities will be issued under an indenture dated as of September 20, 1995, as amended, restated, supplemented or replaced from time to time (the "BAM Indenture"), between the Company, as issuer, and Computershare Trust Company of Canada (formerly, Montreal Trust Company of Canada) ("Computershare Canada"), as trustee (the "BAM Trustee"). The BFI Debt Securities will be issued under an indenture dated as of June 2, 2016, as amended, restated, supplemented or replaced from time to time, between BFI, as issuer, the Company, as guarantor, and Computershare Canada, as trustee (the "Existing BFI Indenture"), or pursuant to a separate subordinated indenture that the Company and BFI may enter into (the "New BFI Indenture" and together with the Existing BFI Indenture, the "BFI Indentures") with Computershare Canada or another trustee named therein (the "BFI Trustee"). The US LLC Debt Securities will be issued under an indenture dated as of February 21, 2020, as amended, restated, supplemented or replaced from time to time (the "US LLC Indenture"), between the US LLC Issuer, as issuer, the Company, as guarantor, Computershare Trust Company, N.A., as U.S. trustee ("Computershare U.S."), and Computershare Canada, as Canadian trustee, (the "US LLC Trustees"). The BFI II Debt Securities will be issued pursuant to an indenture (the "BFI II Indenture") to be entered into among BFI II, as issuer, the Company, as guarantor, and Computershare Canada or such other trustee named in the indenture, as trustee (the "BFI II Trustee"). The AUS Issuer Debt Securities will be issued pursuant to an indenture (the "AUS Issuer Indenture") to be entered into among the AUS Issuer, as issuer, the Company, as guarantor, and Computershare Canada as Canadian trustee and Computershare U.S. as U.S. trustee, or such other trustees named in the indenture (together, the "AUS Issuer Trustees"). The UK Issuer Debt Securities will be issued pursuant to an indenture (the "UK Issuer Indenture" and together with the New BFI Indenture, the US LLC Indenture, the BFI II Indenture, and the AUS Issuer Indenture, the "2020 Indentures") to be entered into among the UK Issuer, as issuer, the Company, as guarantor, and Computershare Canada as Canadian trustee and Computershare U.S. as U.S. trustee, or such other trustees named in the indenture (together, the "UK Issuer Trustees"). We refer to the BAM Indenture, the Existing BFI Indenture and the 2020 Indentures as the "Indentures". The Debt Securities may be issued under such other indentures as the Company, the applicable Finance Debt Issuer and the applicable trustee may enter into in the future. The indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement.

        The BAM Indenture, the BFI Indentures and the BFI II Indenture are subject to the provisions of the Business Corporations Act (Ontario) and, consequently, are exempt from the operation of certain provisions of the Trust Indenture Act of 1939 pursuant to Rule 4d-9 thereunder. The US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture are subject to the Trust Indenture Act of 1939. Executed copies or forms of the Indentures will or have been filed with the Commission as exhibits to the Registration Statement. Each Indenture is or will also be available on each Issuer's respective SEDAR profile at www.sedar.com.

        The following statements with respect to the Indentures and the Debt Securities issued or to be issued thereunder are brief summaries of certain provisions of the Indentures and do not purport to be complete; such statements are subject to the detailed referenced provisions of the applicable Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of an Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the "Issuer" and "Indenture Securities" refer to the Company and each Finance Debt Issuer, as issuer, and the Debt Securities issued or to be issued by it under the Indentures. References to the "Trustee" or "Trustees" and any particular Indenture or Debt Securities refer to the BAM Trustee, the BFI Trustee, the US LLC Trustees, the BFI II Trustee, the AUS Issuer Trustees or the UK Issuer Trustees as trustee or trustees under the applicable Indenture.

 General

        The Indentures do not limit the aggregate principal amount of Indenture Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Indenture Securities may be issued under each Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European currency units, pounds sterling and Australian dollars. Special Canadian and United States federal income tax considerations applicable to any Indenture Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture permits the Company and each Finance Debt Issuer to increase the principal amount of any series of Indenture Securities previously issued by it and to issue such increased principal amount. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures) In the case of additional Debt Securities of a series under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture, issued after the date of original issuance of Debt Securities of such series, if they are not fungible with the original Debt Securities of such series for U.S. federal income tax purposes, then such additional Debt Securities will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original Debt Securities of such series.

        All Debt Securities issued by BFI, the US LLC Issuer, BFI II, the AUS Issuer and the UK Issuer will be fully and unconditionally guaranteed by the Company.

        The applicable Prospectus Supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the Indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the Regular Record Dates for any interest payable on the offered Debt Securities which are in registered form ("Registered Debt Securities"); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities ("Registered Global Securities") and, if so, the identity of the Depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition of any co-obligor or additional guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, no Indenture affords the Holders the right to tender Indenture Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Indenture Securities will bear interest, in the event the Company or any Finance Debt Issuer should become involved in a highly leveraged transaction or in the event of a change in control of the Company or any Finance Debt Issuer. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures.)

        Indenture Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Indenture Securities or other Indenture Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the Prospectus Supplement relating thereto. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The Indenture Securities will be direct unsecured obligations of the Company and the Finance Debt Issuers and will be unsecured senior or subordinated, as applicable, indebtedness of each of them as described in the applicable Prospectus Supplement. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The Company's guarantee of the Indenture Securities issued by the Finance Debt Issuers will be unsecured senior or subordinated, as applicable, indebtedness of the Company, including the Company's obligations under the Indenture Securities issued under the BAM Indenture.

        The guarantees will be unsecured general obligations of the Company and will rank equal in right of payment with, or junior to, other unsecured and senior or subordinated debt (other than subordinated debt that has been further subordinated in accordance with its terms), as applicable, of the Company. The Debt Securities and the guarantees will be effectively subordinated to any secured indebtedness of the applicable Issuer or to the Company to the extent of the value of the assets securing such indebtedness. The guarantee by the Company of the Indenture Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Indenture Securities issued by the applicable Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

Form, Denomination, Exchange and Transfer

        Unless otherwise indicated in the applicable Prospectus Supplement, Indenture Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. (Section 302 of the BAM Indenture, and Section 3.2 of the Existing BFI Indenture and 2020 Indentures.) Indenture Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the applicable Indenture and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. Each Issuer has or will appoint, as applicable, their respective Trustees as Security Registrars under each Indenture. (Section 305 of the BAM Indenture, and Section 3.5 of the Existing BFI Indenture and 2020 Indentures.)

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the applicable Trustee, in its capacity as paying agent, in Toronto, Canada (in the case of the BAM Indenture) or New York, New York (in the case of the Existing BFI Indenture and the 2020 Indentures), except that, at the option of the particular Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable Security Register. (Sections 305, 307, and 1002 of the BAM Indenture, and Sections 3.5, 3.7 and 11.2 of the Existing BFI Indenture and the 2020 Indentures.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the Regular Record Date for such interest payment. (Section 307 of the BAM Indenture, and Section 3.7 of the Existing BFI Indenture and 2020 Indentures.)

 Registered Global Securities

        The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositories or nominees, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Indenture Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 305 of the BAM Indenture, and Section 3.5 of the Existing BFI Indenture and 2020 Indenture.)

        The specific terms of the depositary arrangement with respect to any portion of a particular series of Indenture Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Indenture Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary or its nominee ("participants") as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Indenture Securities or by the particular Issuer if such Indenture Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

        So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Indenture Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Indenture Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture.

        Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the particular Issuer or Trustee or any paying agent for Indenture Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        No Registered Global Security may be exchanged in whole or in part for Indenture Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Registered Global Security or a nominee thereof unless (A) such Depositary (i) has notified the particular Issuer that it is unwilling or unable to continue as Depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities Depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the particular Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the applicable Trustee(s) an Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the applicable Indenture. (Section 305 of the BAM Indenture, and Section 3.5.2 of the Existing BFI Indenture and the 2020 Indentures.)

Consolidation, Merger, Amalgamation and Sale of Assets

        Pursuant to the BAM Indenture, the Company shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the "BAM Successor Corporation") unless: (a) the Company and the BAM Successor Corporation shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the BAM Successor Corporation will have assumed all the covenants and obligations of the Company under the BAM Indenture in respect of the Indenture Securities of every series issued thereunder, and (ii) the Indenture Securities of every series issued under the BAM Indenture will be valid and binding obligations of the BAM Successor Corporation entitling the Holders thereof, as against the BAM Successor Corporation, to all the rights of Holders of Indenture Securities under the BAM Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities of each and every series or to the rights and powers of the Trustee under the BAM Indenture. (Section 801 of the BAM Indenture.)

        Pursuant to the Existing BFI Indenture and the 2020 Indentures, neither the applicable Finance Debt Issuer nor the Company (in each case for purposes of this description, a "Predecessor") shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this description, a "Successor") unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the applicable Indenture in respect of the Indenture Securities of every series issued thereunder, and in the case of the Company, its guarantee of the Indenture Securities and, (ii) the Indenture Securities of every series issued by the Predecessor will be valid and binding obligations of the Successor, entitling the Holders thereof, as against the Successor, to all the rights of Holders of Indenture Securities under the applicable Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of applicable Indenture Securities of each and every series or to the rights and powers of the applicable Trustee(s) under the applicable Indenture; provided, however, that such restrictions are not applicable to any sale or transfer by the applicable Finance Debt Issuer or the Company to any one or more of their subsidiaries. (Section 9.1 of the Existing BFI Indenture and the 2020 Indentures.)

Events of Default

        Unless otherwise indicated in any Prospectus Supplement, each Indenture provides that the following will constitute an Event of Default under such Indenture (except subsection (f) below which is not an Event of Default under to the BAM Indenture) with respect to Indenture Securities of any series issued by the Company and each Finance Debt Issuer: (a) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (b) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (c) default in the payment of principal and interest on any Indenture Security required to be purchased pursuant to an Offer to Purchase made pursuant to the terms of the Indenture Securities of such series; (d) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (e) failure of any Finance Debt Issuer and/or the Company to perform, as applicable, any other covenant in the relevant Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the respective Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series, as provided in the relevant Indenture; (f) the Company's guarantee of all obligations related to that series shall, for any reason, cease to be, or the Company shall assert in writing to the relevant Trustee or the Holders thereof that such guarantee is not in full force and effect and enforceable against the Company in accordance with its terms; (g) certain events of bankruptcy, insolvency or reorganization affecting the Company and/or the Finance Debt Issuers; and (i) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 501 of the BAM Indenture, and Section 6.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The following also constitutes an Event of Default under the Existing BFI Indenture and the BAM Indenture: failure by the Company to make any payment of principal of, or interest on, any obligation for borrowed money (other than an obligation payable on demand or maturing less than 12 months from the creation or issue thereof) when due or within any originally stated applicable grace period having an outstanding principal amount in excess of 5% of the Company's Consolidated Net Worth in the aggregate at the time of default or any failure in the performance of any other covenant of the Company contained in any instrument under which such obligations are created or issued and if the holders thereof, or a trustee, if any, for such holders declare such obligations to be due and payable prior to the stated maturities thereof, provided that if such default is waived by such holders or trustee, then the Event of Default under the Existing BFI Indenture and the BAM Indenture shall be deemed to be waived without further action on the part of the applicable Trustee or the Holders. (Section 501 of the BAM Indenture and Section 6.1 of the Existing BFI Indenture.)

        If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Company and any Finance Debt Issuer, and the Company in its capacity as guarantor under the applicable Indenture of each Finance Debt Issuer) with respect to the Indenture Securities of any series at the time outstanding shall occur and be continuing either the applicable Trustee(s) or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series by notice, as provided in the applicable Indenture, may declare the principal amount of the Indenture Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting any Issuer occurs with respect to the Indenture Securities of any series at the time outstanding, the principal amount of all the Indenture Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502 of the BAM Indenture, Section 6.2 of the Existing BFI Indenture and the 2020 Indentures.) For information as to waiver of defaults, see "— Modification and Waiver".

        Each Indenture provides that the applicable Trustee(s) will be under no obligation to exercise any of its rights or powers under the applicable Indenture (or, in the case of the Existing BFI Indenture and the 2020 Indentures, commence or continue any act, action or proceeding for enforcing any rights of the Trustee(s)) at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee(s) reasonable indemnity (or, in the case of the Existing BFI Indenture and the 2020 Indentures, sufficient funds to commence or continue compliance with such request and an indemnity to protect the Trustee(s) against losses suffered in compliance with such request). (Section 603 of the BAM Indenture, Section 7.5 of the Existing BFI Indenture and the 2020 Indentures.) Subject to such provisions for the indemnification of the particular Trustee(s), the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee(s) or exercising any trust or power conferred on such Trustee(s) with respect to the Indenture Securities of that series. (Section 512 of the BAM Indenture and Section 6.12 of the Existing BFI Indenture and the 2020 Indentures.)

        No Holder of an Indenture Security of any series will have any right to institute any proceeding with respect to the particular Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee(s) written notice of a continuing Event of Default with respect to the Indenture Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, or in the case of the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture, indemnity reasonably satisfactory to each Trustee, to the applicable Trustee(s) to institute such proceeding as trustee, and (iii) the applicable Trustee(s) has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507 of the BAM Indenture, Section 6.7 of the Existing BFI Indenture and the 2020 Indentures.) However, such limitations do not apply to a suit instituted by a Holder of an Indenture Security for the enforcement of payment of the principal of, or of any premium or interest on, such Indenture Security on or after the applicable due date specified in such Indenture Security. (Section 508 of the BAM Indenture, Section 6.8 of the Existing BFI Indenture and the 2020 Indentures.)

        The Company and each Finance Debt Issuer are each required to furnish to their respective Trustees a quarterly statement by certain of its officers as to whether or not each Issuer, as applicable, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004 of the BAM Indenture, and Section 11.4 of the Existing BFI Indenture and 2020 Indentures.) In addition, the US LLC Issuer, AUS Issuer and UK Issuer are or will be required to deliver an annual compliance certificates as required under the Trust Indenture Act. (Section 11.4(d) of the US LLC Indenture, AUS Issuer Indenture and the UK Issuer Indenture.)

Defeasance

        Each Indenture provides that, at the option of the applicable Issuer, the Issuer and, in the case of the Existing BFI Indenture and the 2020 Indentures, the Company will be discharged from any and all obligations in respect of any Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or premium, if any, and each instalment of interest, if any, on such Outstanding Securities ("Defeasance"). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option.

        Each Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each instalment of interest, if any, on the Outstanding Securities of the Issuer ("Covenant Defeasance"). In the event the Issuer exercises its Covenant Defeasance option, the obligations under the applicable Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance. (Article Thirteen of the BAM Indenture, Article Fourteen of the Existing BFI Indenture and the 2020 Indentures.)

 Modification and Waiver

        Modifications and amendments of an Indenture may be made by the Company, the Issuer (if other than the Company) and the applicable Trustee(s) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series of Indenture Securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of interest on, any Outstanding Security, (b) reduce the principal amount of (or the premium), or interest on, any Outstanding Security, (c) reduce the amount of the principal of any Outstanding Security payable upon the acceleration of the maturity thereof, (d) change the place or currency of payment of principal of (or the premium), or interest on, any Outstanding Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Security, (f) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the particular Indenture, (g) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with certain provisions of the particular Indenture or for waiver of certain defaults, (h) modify any provisions of the particular Indenture relating to the modification and amendment of such Indenture or the waiver of past defaults or covenants, except as otherwise specified, (i) in the case of the New BFI Indenture, modify the provisions of the indenture relating to subordination in a manner that adversely affects the rights of Holders of Indenture Securities, or (j) following the mailing of any Offer to Purchase, modify any Offer to Purchase for such Outstanding Security required to be made pursuant to the terms of such Outstanding Security in a manner materially adverse to the Holders thereof. (Section 902 of the BAM Indenture and Section 10.2 of the Existing BFI Indenture and 2020 Indentures.) In the case of the US LLC Indenture, AUS Issuer Indenture and the UK Issuer Indenture, no such modification or waiver may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the premium payable upon redemption thereof, or the dates or times fixed for redemption, or (b) release the Company from its Guarantee under the US LLC Indenture, AUS Issuer Indenture or UK Issuer Indenture, respectively.

        Each Indenture provides that the Company or the Issuer (if other than the Company) may modify and amend such Indenture without the consent of any holder of Indenture Securities for any of the following purposes: (a) to evidence the succession of another person to the Issuer or the Company, as applicable, and the assumption by any such successor of the covenants of the Issuer or the Company, as applicable, under such Indenture and in the Indenture Securities; (b) in the case of the 2020 Indentures, to evidence the addition of a co-obligor or guarantor in respect of any or all series of the Indenture Securities under the 2020 Indentures, as may be permitted in accordance with the terms of such Indenture Securities; (c) to add to the covenants of the Finance Debt Issuer or the Company, as applicable, for the benefit of the holders of any series of Indenture Securities (and if such covenants are to be for the benefit of less than all series of Indenture Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power (but not, in the case of the US LLC Indenture, the AUS Issuer Indenture and UK Issuer Indenture, any obligation, except any obligation concomitant to such right or power) in such Indenture conferred upon the Finance Debt Issuer or the Company, as applicable; (d) to add any additional Events of Default for the benefit of the holders of all or any series of Indenture Securities (and if such additional Events of Default are to be for the benefit of less than all series of Indenture Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (e) to add to, change or eliminate any of the provisions of such Indenture in respect of one or more series of Indenture Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Indenture Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Indenture Security with respect to such provision or (ii) shall become effective only when there is no such Indenture Security outstanding; (f) to secure the Indenture Securities pursuant to the requirements of any provision in such Indenture or any indenture supplemental thereto or otherwise; (g) to establish the form or terms of Indenture Securities of any series as permitted under the Indenture and, in the case of the Existing BFI Indenture and the 2020 Indentures, if required, to provide for the appointment of a co-trustee; (h) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Indenture Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such

Indenture; (i) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Indenture Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Indenture Securities in uncertificated form; (j) in the case of the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture, to comply with any requirements of the Trust Indenture Legislation including without limitation in connection with qualifying, or maintaining the qualification of, the US LLC Indenture, the AUS Issuer Indenture or the UK Issuer Indenture, as applicable, under the Trust Indenture Act 1939; or (k) to cure any ambiguity, to correct or supplement any provision in such Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect, in the case of the Existing BFI Indenture and the 2020 Indentures, in any material respect, the interests of the holders of Indentures Securities of any series. (Section 901 of the BAM Indenture and Section 10.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all Holders of Outstanding Securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the particular Indenture. (Section 1009 of the BAM Indenture, Section 11.10 of the Existing BFI Indenture and the 2020 Indentures.) Subject to certain rights of the particular Trustee, as provided in the applicable Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities issued under such Indenture, on behalf of all holders of Outstanding Securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513 of the BAM Indenture, Section 6.13 of the Existing BFI Indenture and the 2020 Indentures.)

Consent to Jurisdiction and Service under BAM Indenture

        The BAM Indenture provides that the Company irrevocably appoints CT Corporation System, 1633 Broadway, New York, New York, 10019, as its agent for service of process in any suit, action or proceeding arising out of or relating to the BAM Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Consent to Jurisdiction and Service under the Exiting BFI Indenture and the 2020 Indentures

        The Existing BFI Indenture and the 2020 Indentures provide, or will provide, that the Finance Debt Issuers irrevocably appoint Brookfield Asset Management LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to the relevant Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments against the Company

        Since a substantial portion of the Company's assets are outside the United States, any judgment obtained in the United States against the Company, including any judgment with respect to the payment of interest and principal on the Indenture Securities, may not be collectible within the United States.

        The Company has been informed by its Canadian counsel, Torys LLP ("Torys"), that a court of competent jurisdiction in the Province of Ontario would enforce a final and conclusive judgment in personam of a court sitting in the Borough of Manhattan, the City of New York, New York (a "New York Court") that is subsisting and unsatisfied respecting the enforcement of any of the Indentures and the Indenture Securities that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws; and (iv) the action to enforce such judgment is commenced within the applicable limitation period. The Company has been advised by Torys that a monetary judgment of a New York Court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in the Province of Ontario if the New York Court had a basis for jurisdiction in the matter that would be recognized by a court in Ontario for such purposes. There is no assurance that this will be the case. It is less certain that an action could be brought in the Province of Ontario in the first instance on the basis of liability predicated solely upon such laws.

Governing Law

        The Indentures, Indenture Securities and the rights, powers, duties or responsibility of Computershare U.S. will be governed by the laws of the State of New York, except with respect to the rights, powers, duties or responsibility of the remaining Trustees (including Computershare Canada) which shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. (Section 113 of the BAM Indenture and Section 1.13 of the Existing BFI Indenture and the 2020 Indentures.)

The Trustees

        Computershare Canada is currently, or is expected to be, the BAM Trustee, the BFI Trustee, the BFI II Trustee and the Canadian trustee under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture. Computershare U.S. is, or is expected to be, the U.S. trustee under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to each Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided. (Section 101 of the BAM Indenture and Section 1.1 of the Existing BFI Indenture and the 2020 Indentures, as applicable)

        "affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles and which has a term of at least 36 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person, and, in the case of the Existing BFI Indenture and 2020 Indentures including units of such Person.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with Canadian generally accepted accounting principles, plus, without duplication, Qualifying Subordinated Debt and Deferred Credits; provided that with respect to the

BAM Indenture, adjustments following the date of the BAM Indenture to the accounting books and records of the Company in accordance with U.S. Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada, or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every obligation that could not be considered as interest in accordance with Canadian generally accepted accounting principles under Interest Rate or Currency Protection Agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligator, Guarantor or otherwise.

        "Deferred Credits" means the deferred credits of the Company (or, in the case of the Existing BFI Indenture, any Person) and its Subsidiaries determined on a consolidated basis in accordance with Canadian generally accepted accounting principles.

        "Government Obligation" means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Indenture Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, or, in the case of the Existing BFI Indenture and the 2020 Indentures, as defined in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Holder" means a Person in whose name a Security is registered in the applicable Security Register.

        "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest hedging agreements, and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

        "Qualifying Subordinated Debt" means Debt of the Company (i) which by its terms provides that the payment of principal of (and premium, if any) and interest on and all other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Company's obligations in respect of the Indenture Securities to at least the extent that no payment of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for so long as there exists any default in the payment of principal (or premium, if any) or interest on the Indenture Securities or any other default that, with the passing of time or the giving of notice or both, would constitute an event of default with respect to the Indenture Securities and (ii) which expressly by its terms gives the Company the right to make payments of principal in respect of such Debt in Common Stock of the Company.

        "Stated Maturity", when used with respect to any Indenture Security or any instalment of principal thereof or interest thereon, means the date specified in such Indenture Security as the fixed date on which the principal of such Indenture Security or such instalment of principal or interest is due and payable.

        "Trust Indenture Legislation" means, at any time, (i) the provisions of the Business Corporations Act (Ontario) and regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other statute of Canada or any province thereof and any regulations thereunder and (iii) the U.S. Trust Indenture Act 1939 and regulations thereunder, but, in the case of (i) the BAM Indenture and the Existing BFI Indenture, only to the extent applicable under Rule 4d-9 under the U.S. Trust Indenture Act 1939 and (ii) the New BFI Indenture and the BFI II Indenture, only to the extend applicable to that indenture, in each case relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures.

PLAN OF DISTRIBUTION

        The Issuers may sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents.

        The distribution of Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

        In connection with the sale of Securities, underwriters may receive compensation from the Issuers or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from the Issuers and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act. Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the Prospectus Supplement relating to such series.

        The Prospectus Supplement relating to each series of Securities will also set forth the terms of the offering of the Securities of such series, including, to the extent applicable, (i) the names of any underwriters or agents, (ii) the purchase price or prices of the offered Securities, (iii) the initial offering price, (iv) the proceeds to the applicable Issuer from the sale of the offered Securities, (v) the underwriting discounts and commissions and (vi) any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

        Under agreements which may be entered into by the Issuers, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Issuers against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Issuers or their subsidiaries in the ordinary course of business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuers, the Issuers have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Unless otherwise specified in a Prospectus Supplement, each series or class of Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series or class of Securities, the Securities will not be listed on any securities exchange. Certain broker-dealers may make a market in Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities of any series.

        In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

EXEMPTIVE RELIEF

        Pursuant to a decision document dated October 18, 2011 issued by the applicable securities regulators, the Company was granted exemptive relief from certain of the restricted securities requirements in National Instrument 51-102 — Continuous Disclosure Obligations, NI 41-101 and Ontario Securities Commission Rule 56-501 — Restricted Shares (collectively, the "restricted security provisions"), including the requirements to refer to the Class A Shares and the Class B Shares using a prescribed restricted security term. The Class A Shares and Class B Shares may qualify as "restricted securities" under the restricted security provisions because the Company's constating documents contain provisions that restrict the voting rights of such securities in any election of the board of directors of the Company. See "Description of the Class A Shares".

LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for the Company by Torys in Toronto, Ontario, and New York, New York, with respect to English law, by Herbert Smith Freehills LLP ("HSF") in London, England and with respect to Australian law, by King & Wood Mallesons ("KWM") in Sydney, Australia. The partners and associates of Torys, as a group, the partners and associates of HSF, as a group, and the partners and associates of KWM, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 40-F and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario, M5H 0A9.

        Deloitte LLP is independent with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario.

 EXPENSES

        The following are the estimated expenses of the offering of the Securities being registered under the Registration Statement, all of which has been or will be paid by us.

SEC registration fee		$454,300
Exchange listing fees		*
Blue sky fees and expenses		*
Trustee & transfer agent fees		*
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*
The applicable Prospectus Supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the Commission as part of the Registration Statement: (1) for purposes of Form F-10: the documents referred to under "Documents Incorporated by Reference"; the consent of Deloitte LLP; the consent of Torys LLP; powers of attorney; the BAM, BFI, and the US LLC Issuer indenture; the form of BFI subordinated indenture; and the forms of BFI II, the AUS Issuer and UK Issuer indentures; and (2) for purposes of Form F-3: the underwriting agreement(s) in respect of offerings hereunder; the US LLC Issuer indenture and forms of the AUS Issuer and UK Issuer indentures; the certificate of formation and limited liability company agreement of the US Pref Issuer; other forms of debt instruments of the US LLC Issuer, the AUS Issuer and the UK Issuer; the consent of Deloitte LLP; the opinions and consent of Torys LLP, Herbert Smith Freehills LLP and King & Woods Mallesons; powers of attorney; and the Statements of Eligibility of Computershare Trust Company, N.A., as U.S. trustee, on Forms T-1.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

        Under the Business Corporations Act (Ontario), each of Brookfield Asset Management Inc., Brookfield Finance Inc. and Brookfield Finance II Inc. (collectively, the "F-10 Registrants") may indemnify a present or former director or officer or a person who acts or acted at such F-10 Registrant's request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of such F-10 Registrant or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of such F-10 Registrant or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of a F-10 Registrant or such other entity to procure a judgment in its favor only with court approval. A director or officer a F-10 Registrant is entitled to indemnification from such F-10 Registrant as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

        In accordance with the Business Corporations Act (Ontario), the board of directors of Brookfield Asset Management Inc. (the "Company") approved a resolution (the "Resolution") dated August 1, 1997 providing for the following:

  (i)
  the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such body corporate (except in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor), if

  a.
  he or she acted honestly and in good faith with a view to the best interests of the Company, and

  b.
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

  (ii)
  the Company shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of the Company or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

  (iii)
  notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or body corporate, if the person seeking indemnity,

  a.
  was substantially successful on the merits in his or her defense of the action or proceeding, and

  b.
  fulfills the conditions set out in paragraphs (i)(a) and (b) above.

F-10, II-1

        Nothing in the by-laws or resolutions of the Company limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the Resolution.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provided by the Company pursuant to the Resolution or as required or permitted by law.

        Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling each of the F-10 Registrants pursuant to the foregoing provisions, such F-10 Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

F-10, II-2

 EXHIBITS TO FORM F-10

        The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER		DESCRIPTION
4.1	*	Annual Information Form of the Company for the financial year ended December 31, 2019 (incorporated by reference from Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2019, filed on March 27, 2020

4.2	*	Audited comparative consolidated financial statements of the Company and the notes thereto for the financial years ended December 31, 2019 and 2018, together with the report of the independent registered public accounting firm thereon (incorporated by reference from Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended December 31, 2019, filed on March 27, 2020)

4.3	*	Management's discussion and analysis for the audited comparative consolidated financial statements for the financial years ended December 31, 2019 and 2018 (incorporated by reference from Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended December 31, 2019, filed on March 27, 2020)

4.4	*	Management information circular dated April 27, 2020 (incorporated by reference from Exhibit 99.2 to the Company's Report on Form 6-K, filed on May 13, 2020)

4.5	*	Unaudited comparative interim consolidated financial statements of the Company and the notes thereto for the three and six months ended June 30, 2020 and 2019 (incorporated by reference from Exhibit 99.1 to the Company's Report on Form 6-K, filed on August 14, 2020)

4.6	*	Management's discussion and analysis for the unaudited comparative interim consolidated financial statements for the three and six months ended June 30, 2020 and 2019 (incorporated by reference from Exhibit 99.1 to the Company's Report on Form 6-K, filed on August 14, 2020)

5.1		Consent of Deloitte LLP

5.2	*	Consent of Torys LLP

6.1	*	Powers of Attorney (Brookfield Asset Management Inc.) (included on the signature pages of this Form F-10 filed September 29, 2020)

6.2	*	Powers of Attorney (Brookfield Finance Inc.) (included on the signature pages of this Form F-10 filed September 29, 2020)

6.3	*	Powers of Attorney (Brookfield Finance II Inc.) (included on the signature pages of this Form F-10 filed September 29, 2020)

7.1	*	Trust Indenture dated as of September 20, 1995 between the Company and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as trustee (incorporated by reference from Exhibit 7.1 to the Company's Form F-9 filed on January 21, 2004)

7.2	*	Trust Indenture dated as of June 2, 2016 among Brookfield Finance Inc., as issuer, the Company, as guarantor, and Computershare Trust Company of Canada, as trustee (incorporated by reference from Exhibit 99.1 to the Company's Form 6-K filed on June 2, 2016)

7.3		Form of Subordinated Trust Indenture among Brookfield Finance Inc., as issuer, the Company, as guarantor, and Computershare Trust Company of Canada, as trustee

7.4	*	Trust Indenture, dated as of February 21, 2020, among Brookfield Finance LLC, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to Brookfield Asset Management Inc.'s Form 6-K filed on February 21, 2020)

F-10, II-3

EXHIBIT NUMBER	DESCRIPTION
7.5	Form of Trust Indenture among Brookfield Finance II Inc., as issuer, the Company, as guarantor, and Computershare Trust Company of Canada, as trustee

7.6	Form of Trust Indenture among Brookfield Finance (Australia) Pty Ltd, as issuer, the Company, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee

7.7	Form of Trust Indenture among Brookfield Finance I (UK) plc, as issuer, the Company, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee

*
Previously filed.

F-10, II-4

 FORM F-10

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.    UNDERTAKING.

        The F-10 Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the U.S. Securities and Exchange Commission (the "Commission") staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.    CONSENT TO SERVICE OF PROCESS.

        Concurrently with the initial filing of this Registration Statement on Form F-10, each F-10 Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Concurrently with the initial filing of this Registration Statement on Form F-10, Computershare Trust Company of Canada, the Trustee under the Indenture (as successor to Montreal Trust Company), filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of each F-10 Registrant or the Trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

F-10, III-1

FORM F-10
SIGNATURES OF BROOKFIELD ASSET MANAGEMENT INC.

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Asset Management Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on October 6, 2020.

BROOKFIELD ASSET MANAGEMENT INC.
By:	/s/ Nicholas Goodman Name: Nicholas Goodman Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities on October 6, 2020.

Signature	Title
* J. Bruce Flatt	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Nicholas Goodman Nicholas Goodman	Chief Financial Officer (Principal Financial and Accounting Officer)
* M. Elyse Allan	Director
* Jeffrey M. Blidner	Director and Vice Chairman
* Angela F. Braly	Director
* Jack L. Cockwell	Director
* Marcel R. Coutu	Director
* Janice Fukakusa	Director

F-10, III-2

Signature	Title
* Murilo Ferreira	Director
* Maureen V. Kempston Darkes	Director
* Brian D. Lawson	Director and Vice Chairman
* Howard S. Marks	Director
* Frank J. McKenna	Chairman of the Board of Directors
* Rafael Miranda	Director
* Lord Augustine Thomas O'Donnell	Director
* Ngee Huat Seek	Director
* Diana L. Taylor	Director

*By:	/s/ Nicholas Goodman Name: Nicholas Goodman Title: Attorney- in- fact

F-10, III-3

FORM F-10
SIGNATURES OF BROOKFIELD FINANCE INC.

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on October 6, 2020.

BROOKFIELD FINANCE INC.
By:	/s/ Karly Dyck Name: Karly Dyck Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the following capacities on October 6, 2020.

Signature	Title
/s/ Karly Dyck Karly Dyck	Vice President signing in the capacity of Chief Executive Officer (Principal Executive Officer)
* Brian D. Lawson	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Marcel R. Coutu	Director
* Philip B. Lind	Director
* David W. Kerr	Director

*By:	/s/ Karly Dyck Name: Karly Dyck Title: Attorney- in- fact

F-10, III-4

FORM F-10
SIGNATURES OF BROOKFIELD FINANCE II INC.

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance II Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on October 6, 2020.

BROOKFIELD FINANCE II INC.
By:	/s/ Karly Dyck Name: Karly Dyck Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities on October 6, 2020.

Signature	Title
/s/ Karly Dyck Karly Dyck	Vice President signing in the capacity of Chief Executive Officer (Principal Executive Officer)
* Nicholas Goodman	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Marcel R. Coutu	Director
* Philip B. Lind	Director
* David Kerr	Director

*By:	/s/ Karly Dyck Name: Karly Dyck Title: Attorney- in- fact

F-10, III-5

AUTHORIZED U.S. REPRESENTATIVE
OF
BROOKFIELD ASSET MANAGEMENT INC.
BROOKFIELD FINANCE INC.
BROOKFIELD FINANCE II INC.

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Asset Management Inc., Brookfield Finance Inc. and Brookfield Finance II Inc. in the United States, on October 6, 2020.

BROOKFIELD ASSET MANAGEMENT LLC
By:	/s/ Karly Dyck
	Name:	Karly Dyck
	Title:	Director

F-10, III-6

FORM F-3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Brookfield Finance LLC ("US LLC Issuer") and Brookfield Finance II LLC ("US Pref Issuer")

        US LLC Issuer and US Pref Issuer are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act, as amended ("DE LLC Act"), provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreements (each, a "LLC Agreement") of the US LLC Issuer and the US Pref Issuer contain indemnification provisions that generally provide that the US LLC Issuer and the US Pref Issuer will indemnify, to the fullest extent permitted under the DE LLC Act, each member and each manager, officer, employee or agent of the US LLC Issuer and the US Pref Issuer, as applicable, against all expenses, liabilities and losses (including, without limitation, reasonable attorneys' fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person made a party or threatened to be made a party to or involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution by reason of the fact that such person is or was a member or a manager, officer, employee or agent of the US LLC Issuer and/or the US Pref Issuer or is or was serving as a shareholder, manager, officer, employee or agent of a subsidiary of the US LLC Issuer and/or the US Pref Issuer, other than in the case of bad faith, intentional misconduct or knowing violation of law.

        A policy of directors' and officers' liability insurance is maintained by the US LLC Issuer and the US Pref Issuer, which insures, subject to certain exclusions, directors, officers and/or managers for losses as a result of claims against the directors and officers of the US LLC Issuer and/or the US Pref Issuer, as applicable, in their capacity as directors, officers and/or managers and also reimburses the US LLC Issuer and/or the US Pref Issuer for payments made pursuant to the indemnity provided by the US LLC Issuer and/or the US Pref Issuer pursuant to its LLC Agreement or as required or permitted by law.

Brookfield Finance (Australia) Pty Ltd (the "AUS Issuer")

        Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the "Corporations Act") provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

        Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

  •
  a liability owed to the company or a related body corporate;

  •
  a liability for a pecuniary penalty order or compensation order under specified provisions of the Corporations Act; or

  •
  a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

        Section 199A(2) does not apply to a liability for legal costs.

        Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

  •
  in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

F-3, II-1

  •
  in defending or resisting criminal proceedings in which the person is found guilty; or

  •
  in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

  •
  in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

        Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

  •
  conduct involving a willful breach of any duty in relation to the company; or

  •
  a contravention of the officer's duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

        For the purpose of Sections 199A and 199B, an "officer" of a company includes:

  •
  a director or secretary;

  •
  a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

  •
  a person who has the capacity to significantly affect the company's financial standing; and

  •
  a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

        The AUS Issuer's Constitution provides that it may indemnify a person who is, or has been, an officer of the AUS Issuer, to the full extent permissible by law, out of its property against any liability incurred by such person as an officer of the AUS Issuer and legal costs incurred in defending an action for a liability incurred by that person as an officer of the AUS Issuer, except in respect of a liability or legal cost for which the AUS Issuer is prohibited from indemnifying the officer pursuant to the Corporations Act.

        The AUS Issuer maintains a directors' and officers' liability insurance policy. The AUS Issuer has entered into deeds of indemnity with its directors and officers against certain liabilities incurred as a director or officer, including costs and expenses associated in successfully defending legal proceedings.

Brookfield Finance I (UK) plc (the "UK Issuer")

        The UK Issuer's memorandum and articles of association contain indemnification provisions for the benefit of the UK Issuer's directors to the extent permitted by English law. However, such provisions are limited by the Companies Act 2006 (the "Companies Act"), which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an English court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an English company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Companies Act will be void, whether contained in its articles of association or any contract between the Registrant and the director or company secretary. This restriction does not apply to the UK Issuer's executive officers who are not directors, the company secretary or other persons who would be considered "officers" within the meaning of the Companies Act.

F-3, II-2

        The following provisions of the Companies Act provide as follows:

  "232 Provisions protecting directors from liability

  1.
  Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

  2.
  Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void except as permitted by —

  a.
  section 233 (provision of insurance),

  b.
  section 234 (qualifying third party indemnity provision), or

  c.
  section 235 (qualifying pension scheme indemnity provision).

  3.
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

  4.
  Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest."

  "233 Provision of insurance

  Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection."

  "234 Qualifying third party indemnity provision

  1.
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

  2.
  Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

    Such provision is qualifying third party indemnity provision if the following requirements are met.

  3.
  The provision must not provide any indemnity against —

  a.
  any liability of the director to pay —

  i.
  a fine imposed in criminal proceedings, or

  ii.
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  b.
  any liability incurred by the director —

  i.
  in defending criminal proceedings in which he is convicted, or

  ii.
  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

  iii.
  in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

  4.
  The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

  5.
  For this purpose —

  a.
  a conviction, judgment or refusal of relief becomes final —

F-3, II-3

      i.
      if not appealed against, at the end of the period for bringing an appeal, or

      ii.
      if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

    b.
    an appeal is disposed of —

    i.
    if it is determined and the period of bringing any further appeal has ended, or

    ii.
    if it is abandoned or otherwise ceases to have effect.

  6.
  The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct)."

  "235 Qualifying pension scheme indemnity provision

  1.
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

  2.
  Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

    Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

  3.
  The provision must not provide any indemnity against —

  a.
  any liability of the director to pay —

  i.
  a fine imposed in criminal proceedings, or

  ii.
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  b.
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

  4.
  The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

  5.
  For this purpose —

  a.
  a conviction becomes final —

  i.
  if not appealed against, at the end of the period for bringing an appeal, or

  ii.
  if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

  b.
  an appeal is disposed of —

  i.
  if it is determined and the period for bringing any further appeal has ended, or

  ii.
  if it is abandoned or otherwise ceases to have effect.

  6.
  In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust."

  "256 Associated bodies corporate

  For the purposes of this Part —

  •
  bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

  •
  companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate."

F-3, II-4

  "239 Ratification of acts of directors

  1.
  This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

  2.
  The decision of the company to ratify such conduct must be made by resolution of the members of the company.

  3.
  Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

  4.
  Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

    This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

  5.
  For the purposes of this section —

  a.
  "conduct" includes acts and omissions;

  b.
  "director" includes a former director;

  c.
  a shadow director is treated as a director; and

  d.
  in section 252 (meaning of "connected person"), subsection (3) does not apply (exclusion of person who is himself a director).

  6.
  Nothing in this section affects —

  a.
  the validity of a decision taken by unanimous consent of the members of the company, or

  b.
  any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

  7.
  This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company."

  "1157 Power of court to grant relief in certain cases

  1.
  If in proceedings for negligence, default, breach of duty or breach of trust against —

  a.
  an officer of a company, or

  b.
  a person employed by a company as auditor (whether he is or is not an officer of the company),

    it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

  2.
  If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —

  a.
  he may apply to the court for relief, and

  b.
  the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

  3.
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for

F-3, II-5

    the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper."

        The UK Issuer is permitted under its articles of association and the Companies Act to purchase directors' and officers' liability insurance, as well as other types of insurance, for directors and former directors of the UK Issuer or an associated company.

        The UK Issuer expects to enter into indemnification agreements with each of its directors and officers. These indemnification agreements may subject to the provisions of the Companies Act require the UK Issuer, among other things, to indemnify its directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of its directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at its request.

**********

        Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the US LLC Issuer, the US Pref Issuer, the AUS Issuer and/or the UK Issuer (each, a "F-3 Registrant") pursuant to the foregoing provisions or in any underwriting agreement each F-3 Registrant enters into, such F-3 Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

F-3, II-6

Item 9.    EXHIBITS

        The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

EXHIBIT NUMBER		DESCRIPTION
1.1	*	Underwriting Agreement

3.1	**	Certificate of Formation of Brookfield Finance II LLC

3.2	**	Limited Liability Company Agreement of Brookfield Finance II LLC

4.1	**	Trust Indenture, dated as of March 10, 2017 among Brookfield Finance LLC, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to Brookfield Asset Management Inc.'s Form 6-K filed on March 10, 2017)

4.2	**	First Supplemental Indenture, dated as of March 10, 2017, among Brookfield Finance LLC, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.2 to Brookfield Asset Management Inc.'s Form 6-K filed on March 10, 2017)

4.3	**	Second Supplemental Indenture, dated as of December 31, 2018, among Brookfield Finance LLC, as predecessor issuer, Brookfield Finance Inc., a successor issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to Brookfield Asset Management Inc.'s Form 6-K filed on December 31, 2018)

4.4	**	Trust Indenture, dated as of February 21, 2020, among Brookfield Finance LLC, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to Brookfield Asset Management Inc.'s Form 6-K filed on February 21, 2020)

4.5	**	First Supplemental Indenture, dated February 21, 2020, among Brookfield Finance LLC, as issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference from Exhibit 99.1 to Brookfield Asset Management Inc.'s Form 6-K filed on February 21, 2020)

4.6		Form of Trust Indenture among Brookfield Finance (Australia) Pty Ltd, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference to Exhibit 7.6 to Form F-10 (filed concurrently))

4.7		Form of Trust Indenture among Brookfield Finance I (UK) plc, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (incorporated by reference to Exhibit 7.7 to Form F-10 (filed concurrently))

4.8	*	Form of Note for debt securities of Brookfield Finance LLC, Brookfield Finance (Australia) Pty Ltd and Brookfield Finance I (UK) plc

4.9	*	Form of Preferred Security Guarantee

4.10	*	Form of Preferred Share Certificate

F-3, II-7

EXHIBIT NUMBER		DESCRIPTION
5.3		Opinion of Torys LLP, as to the validity of the preferred stock, debt securities and guarantees being registered as to certain matters of New York and Delaware law

5.4		Opinion of Herbert Smith Freehills LLP, as to the validity of the debt securities and guarantees being registered as to certain matters of English law

5.5		Opinion of King & Wood Mallesons, as to the validity of the debt securities and guarantees being registered as to certain matters of Australian law

23.1		Consent of Deloitte LLP (included in Exhibit 5.1 to Form F-10 (filed concurrently))

23.2		Consent of Torys LLP (included in the opinion filed as Exhibit 5.3 to this Form F-3)

23.3		Consent of Herbert Smith Freehills LLP (included in the opinions filed as Exhibit 5.4 to this Form F-3)

23.4		Consent of King & Wood Mallesons (included in the opinions filed as Exhibit 5.5 to this Form F-3)

24.1	**	Power of Attorney (Brookfield Finance LLC) (included in the signature page to this Form F-3 filed on September 29, 2020)

24.2	**	Power of Attorney (Brookfield Finance II LLC) (included in the signature page to this Form F-3 filed on September 29, 2020)

24.3	**	Power of Attorney (Brookfield Finance (Australia) Pty Ltd) (included in the signature page to this Form F-3 filed on September 29, 2020)

24.4	**	Power of Attorney (Brookfield Finance I (UK) plc) (included in the signature page to this Form F-3 filed on September 29, 2020)

25.1		Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the Trust Indenture, dated as of February 21, 2020, among Brookfield Finance LLC, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee

25.2		Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the form of Trust Indenture among Brookfield Finance (Australia) Pty Ltd, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee

25.3		Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the form of Trust Indenture among Brookfield Finance I (UK) plc, as the issuer, Brookfield Asset Management Inc., as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee

*
To be filed by 6-K in connection with an offering hereunder.

**
Previously filed.

Item 10.    UNDERTAKINGS

(a)
Each of the undersigned F-3 Registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

F-3, II-8

      Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that:

      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by or on behalf of each F-3 Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by each F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

  (5)
  That, for the purpose of determining liability of each F-3 Registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned F-3 Registrant undertakes that in a primary offering of securities of each undersigned F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the

F-3, II-9

    securities are offered or sold to such purchaser by means of any of the following communications, each undersigned F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of each undersigned F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of each undersigned F-3 Registrant or used or referred to by each undersigned F-3 Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about each undersigned F-3 Registrant or its securities provided by or on behalf of each undersigned F-3 Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by each undersigned F-3 Registrant to the purchaser.

(b)
Each undersigned F-3 Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of each F-3 Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each F-3 Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each F-3 Registrant of expenses incurred or paid by a director, officer or controlling person of each F-3 Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each F-3 Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

F-3, II-10

FORM F-3

SIGNATURES OF BROOKFIELD FINANCE LLC

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 6, 2020.

BROOKFIELD FINANCE LLC
By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities on October 6, 2020.

Signature		Title

* Mark Srulowitz		President, Chief Executive Officer and Manager (Principal Executive Officer)
* Joshua Zinn		Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
/s/ Karly Dyck Karly Dyck		Manager
* Jordan Kolar		Manager
*By:	/s/ Karly Dyck Name: Karly Dyck Title: Attorney- in- fact

F-3, II-11

FORM F-3

SIGNATURES OF BROOKFIELD FINANCE (AUSTRALIA) PTY LTD

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance (Australia) Pty Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia on October 6, 2020.

BROOKFIELD FINANCE (AUSTRALIA) PTY LTD
By:	/s/ Stewart Upson
	Name:	Stewart Upson
	Title:	Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities on October 6, 2020.

Signature		Title

* Stewart Upson		Chief Executive Officer and Director (Principal Executive Officer)
* Shane Ross		Managing Director signing in the capacity of Chief Financial and Accounting Officer, Director (Principal Financial and Accounting Officer)
/s/ Nick Britten-Jones Nick Britten- Jones		Managing Director
*By:	/s/ Nick Britten-Jones Name: Nick Britten- Jones Title: Attorney- in- fact

F-3, II-12

AUTHORIZED U.S. REPRESENTATIVE
OF
BROOKFIELD FINANCE (AUSTRALIA) PTY LTD

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Finance (Australia) Pty Ltd in the United States, on October 6, 2020.

BROOKFIELD ASSET MANAGEMENT LLC
By:	/s/ Karly Dyck
	Name:	Karly Dyck
	Title:	Director

F-3, II-13

FORM F-3

SIGNATURES OF BROOKFIELD FINANCE I (UK) PLC

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance I (UK) plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on October 6, 2020.

BROOKFIELD FINANCE I (UK) PLC
By:	/s/ Philippa Elder
	Name:	Philippa Elder
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities on October 6, 2020.

Signature	Title

* Connor Teskey	Chief Executive Officer and Director (Principal Executive Officer)
* Kunal Dusad	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Ralf Rank	Director
/s/ Philippa Elder Philippa Elder	Director

*By:	/s/ Philippa Elder Name: Philippa Elder Title: Attorney- in- fact

F-3, II-14

AUTHORIZED U.S. REPRESENTATIVE
OF
BROOKFIELD FINANCE I (UK) PLC

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Finance I (UK) plc in the United States, on October 6, 2020.

BROOKFIELD ASSET MANAGEMENT LLC
By:	/s/ Karly Dyck
	Name:	Karly Dyck
	Title:	Director

F-3, II-15

FORM F-3

SIGNATURES OF BROOKFIELD FINANCE II LLC

        Pursuant to the requirements of the Securities Act of 1933, Brookfield Finance II LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 6, 2020.

BROOKFIELD FINANCE II LLC
By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities on October 6, 2020.

Signature	Title

* Mark Srulowitz	President, Chief Executive Officer and Manager (Principal Executive Officer)
* Joshua Zinn	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
/s/ Karly Dyck Karly Dyck	Manager
* Jordan Kolar	Manager

*By:	/s/ Karly Dyck Name: Karly Dyck Title: Attorney- in- fact

F-3, II-16